Exhibit 99.1

Socket Mobile Appoints Alexis Hartmann, Key SaaS Expert, to Board of Directors

FREMONT, Calif., August 14, 2024 – Socket Mobile, Inc. (NASDAQ: SCKT), a leading provider of data capture and delivery solutions for enhanced productivity, today announced the appointment of Alexis Hartmann to its Board of Directors, effective August 12, 2024. Following the appointment of Mr. Hartmann, the Board will be comprised of six directors, four of whom will be independent.

“We are pleased to welcome Alexis Hartmann to our Board of Directors,” said Kevin Mills, Chief Executive Officer at Socket Mobile. “Alexis brings a wealth of SaaS experience and leadership that will be invaluable as we continue to expand and improve our software offerings, including our SocketCam camera scanners and CaptureSDK. His deep connections in Africa and Latin America present exciting opportunities for potential SocketCam usage and deployments in these rapidly growing markets. We look forward to leveraging his expertise to drive innovation and growth across multiple facets of our business.”

Alexis brings over 20 years of leadership and SaaS experience, with 15 of those years in the procurement and supply chain industry. He is a graduate of ESSEC and currently works at Prewave, a supply chain SaaS software company, where he oversees revenue and growth.

Previously, Alexis played a significant role at Coupa in 2014 and Amplitude in 2018, where he helped launch their European markets and successfully guided both companies through their IPOs. Alexis is also actively involved as an investor in various startups, guiding co-founders through pivotal stages of development. His expertise in SaaS, sales, new business development, and product analytics has empowered numerous organizations to achieve measurable results and substantial growth.

With Alexis Hartmann's addition to the Board of Directors, Socket Mobile strengthens its strategic vision and capabilities. His extensive experience in SaaS, combined with his track record of driving companies through successful growth stages, aligns perfectly with Socket Mobile's goals. As the company continues to innovate in data capture solutions, Alexis's insights and connections will be instrumental in expanding into new markets and achieving sustainable growth. The board looks forward to his contributions in guiding Socket Mobile's future.

About Socket Mobile, Inc.

Socket Mobile is a leading provider of data capture and delivery solutions for enhanced productivity in workforce mobilization. Socket Mobile’s revenue is primarily driven by the deployment of third-party barcode-enabled mobile applications that integrate Socket Mobile’s cordless barcode scanners and contactless readers/writers. Mobile Applications servicing the specialty retailer, field service, digital ID, transportation, and manufacturing markets are the primary revenue drivers. Socket Mobile has a network of thousands of developers who use its software developer tools to add sophisticated data capture to their mobile applications. Socket Mobile is headquartered in Fremont, Calif., and can be reached at +1-510-933-3000 or www.socketmobile.com (AU, EMEA, UK). Follow Socket Mobile on LinkedIn, Twitter, and keep up with our latest News and Updates (AU, EMEA, UK).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding new mobile computer and data collection products, including details on the timing, distribution, and market acceptance of the products and statements predicting trends, sales, market conditions, and opportunities in the markets in which we sell our products. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk that our new products may be delayed or not rollout as predicted, if ever, due to technological, market, or financial factors, including the availability of necessary working capital, the risk that market acceptance and sales opportunities may not happen as anticipated, the risk that our application partners and current distribution channels may choose not to distribute the new products or may not be successful in doing so, the risk that acceptance of our new products in vertical application markets may not happen as anticipated, and other risks described in our most recent Form 10-K and 10-Q reports filed with the Securities and Exchange Commission.

Socket Mobile Investor Contact:
Lynn Zhao
Chief Financial Officer
510-933-3016
lynn@socketmobile.com

Socket Mobile is a registered trademark of Socket Mobile. All other trademarks and trade names contained herein may be those of their respective owners.

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